                                  EXHIBIT 11.3


                                      LEASE

                                 BY AND BETWEEN

                                  MONTAGUE LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY

                                   AS LANDLORD

                                       AND

                            ULTRATECH STEPPER, INC.,
                             A DELAWARE CORPORATION

                                    AS TENANT

                                NOVEMBER __, 1999

                                      LEASE

THIS LEASE, dated November 22, 1999, for reference purposes only, is made by and between MONTAGUE LLC, a California limited liability company ("Landlord") and ULTRATECH STEPPER, a Delaware corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").

                                   ARTICLE 1

                                   REFERENCE

1.1 REFERENCES. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Tenant's Address for Notice:        3050 Zanker Road
                                    San Jose, California 95134

Tenant's Representative:            BRUCE WRIGHT
                                    CFO, ULTRATECH STEPPER, INC.

Landlord's Address for Notices:     c/o Menlo Equities LLC
                                    525 University Avenue
                                    Suite 100
                                    Palo Alto, California 94301

Landlord's Representative:          Henry Bullock/Richard Holmstrom
Phone Number:                       (650) 326-9300

Intended Commencement Date:         March 1, 2000

Intended Term:                      Ten (10) years

Lease Expiration Date:              Ten (10) Years from the Actual Lease
                                    Commencement Date, unless earlier terminated
                                    by Landlord in accordance with the terms of
                                    this Lease, or extended by Tenant pursuant
                                    to Article 15.

Options to Renew:                   Two option(s) to renew, each for a term of
                                    five (5) years.

First Month's Prepaid Rent          $146,414.55 [plus estimated Operating
                                    Expenses] and Operating Expenses:

Tenant's Security Deposit:          Cash or check in the amount of $220,000.00
                                    [last month's rent and estimated operating
                                    expenses] and Letter of Credit in the amount
                                    of $2,000,000

Late Charge Amount:                 Five Percent (5%) of the Delinquent Amount

Tenant's Required Liability
Coverage:                           $5,000,000 Combined Single Limit

Broker(s):                          CB Richard Ellis (Tenant's Broker)
                                    Colliers International (Landlord's Broker)

Project: That certain real property situated in the City of San Jose, County of Santa Clara,
                                    State of California, improved with a total of five (5) building(s), which real property is shown on the Site Plan attached hereto as Exhibit "A" and is commonly known as or otherwise described as follows: Montague
                                    Park, San Jose, California.

Property:                           That certain real property within the
                                    Project with APN 097-14-069, as presently
                                    improved with one building(s), which real
                                    property is shown on the Site Plan attached
                                    hereto as Exhibit "B".

Building:                           That certain building on the Property in
                                    which the Leased Premises are located
                                    commonly known as 2880 Junction Road, San
                                    Jose, California (the "Building"), which
                                    Building is shown outlined on Exhibit "B"
                                    hereto.

Outside Areas:                      The "Outside Areas" shall mean all areas
                                    within the Property which are located
                                    outside the Building, such as pedestrian
                                    walkways, parking areas, landscaped areas,
                                    open areas and enclosed trash disposal
                                    areas.

Leased Premises:                    All the interior space within the Building,
                                    including stairwells, connecting walkways,
                                    and atriums, consisting of approximately
                                    79,143 square feet and, for purposes of this
                                    Lease, agreed to contain said number of
                                    square feet.

Parking Spaces:                     Tenant shall be entitled to the use of 295
                                    parking spaces located in the parking area
                                    of the Outside Areas. Up to 10 of such
                                    spaces may be marked as reserved for
                                    Tenant's visitors, employees, and vendors;
                                    the balance shall be non-designated and
                                    non-reserved.

Tenant's Building Expense Share:    The term "Tenant's Building Expense Share"
                                    shall mean the percentage obtained by
                                    dividing the rentable square footage of the
                                    Leased Premises at the time of calculation
                                    by the rentable square footage of the
                                    Building at the time of calculation. Such
                                    percentage is currently 100%. In the event
                                    that any portion of the Property is sold by
                                    Landlord, or the rentable square footage of
                                    the Leased Premises or the Property is
                                    otherwise changed, Tenant's Building Expense
                                    Share shall be recalculated to equal the
                                    percentage described in the first sentence
                                    of this paragraph, so that the aggregate
                                    Tenant's Building Expense Share of all
                                    tenants of the Property shall equal 100%.
                                    Tenant's Building Expense Share is subject
                                    to adjustment as set forth in Paragraphs
                                    13.12(b) and 13.12 (c).

Tenant's Project Expense Share:     The term "Tenant's Project Expense Share"
                                    shall mean the percentage obtained by
                                    dividing the rentable square footage of the
                                    Leased Premises at the time of calculation
                                    by the rentable square footage of all of the
                                    buildings in the Project at the time of
                                    calculation. Such percentage is currently
                                    18.95%. In the event that any portion of the
                                    Project is sold by Landlord, or the rentable
                                    square footage of the Project is otherwise
                                    changed, Tenant's Project Expense Share
                                    shall be recalculated to equal the
                                    percentage in the first sentence of this
                                    paragraph, so that the aggregate Tenant's
                                    Project Expense Share of all tenants of the
                                    Project shall equal 100%. Tenant's Project
                                    Expense Share is subject to adjustment as
                                    set forth in Paragraphs 13.12(b) and
                                    13.12(c).

Base Monthly Rent:                  The term "Base Monthly Rent" shall mean the
                                    following:

                                    Period                        Rent
                                    ------                        ----
                                    Months 1-12                   $146,414.55
                                    Months 13-24                  $150,806.99
                                    Months 25-36                  $155,331.20
                                    Months 37-48                  $159,991.13
                                    Months 49-60                  $164,790.87

                                    Months 61-72                  $169,734.59
                                    Months 73-84                  $174,826.63
                                    Months 85-96                  $180,071.43
                                    Months 97-108                 $185,473.57
                                    Months 109-120                $191,037.78

Permitted Use:                      General administrative, field support
                                    office, research and development, assembly,
                                    manufacturing, and any other legally
                                    permitted use compatible with office
                                    buildings of comparable quality, subject to
                                    Landlord's approval, which shall not be
                                    unreasonably withheld.

Exhibits:                           The term "Exhibits" shall mean the Exhibits
                                    of this Lease which are described as
                                    follows:

                                    Exhibit "A"- Site Plan showing the Project

                                    Exhibit "B" - Site Plan showing the Property and delineating the Building in which the Leased Premises are located.

                                    Exhibit "C" - Work Letter

                                    Exhibit "D" - Form of Tenant Estoppel
                                    Certificate

                                    Exhibit "E" - Form of Letter of Credit

                                    Exhibit "F" - Form of Bill of Sale

                                   ARTICLE 2

                      LEASED PREMISES, TERM AND POSSESSION

2.1 DEMISE OF LEASED PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant's own use in the conduct of Tenant's business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord the right to fifty percent (50%) of all assignment consideration and excess rentals as provided in Article 7 below. Tenant's lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises and the Property, (iii) all Private Restrictions, easements and other matters now of public record respecting the use of the Leased Premises and Property, and
(iv) all reasonable rules and regulations from time to time established by Landlord.

2.2 RIGHT TO USE OUTSIDE AREAS. As an appurtenant right to Tenant's right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designated and intended and for no other purposes whatsoever. Tenant's right to so use the Outside Areas shall be subject to the limitations on such use as set forth in Article 1 and shall terminate concurrently with any termination of this Lease.

2.3 LEASE COMMENCEMENT DATE AND LEASE TERM. Subject to Paragraph 2.4 below, the term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Intended Commencement Date, as set forth in Article 1 (the "Lease Commencement Date"). The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term").

2.4 DELIVERY OF POSSESSION. Landlord shall deliver to Tenant possession of the Leased Premises thirty (30) days prior to the Intended Commencement Date in its then "AS-IS" condition, WITH ALL FAULTS, except as otherwise expressly provided in this Lease. If Landlord is unable to deliver possession of the Leased Premises to Tenant on or before thirty (30) days before the Intended Commencement Date, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of ninety
(90) days after the Intended Commencement Date (the "delivery grace period"); however, if Landlord's inability to so deliver the Leased Premises to Tenant is caused by the existing tenant's hold over in the Leased Premises beyond the term of its current lease or by Landlord's gross negligence or willful misconduct, the Lease Commencement Date shall not be deemed to have occurred until thirty
(30) days after the actual date of delivery. If Landlord is unable to deliver possession of the Leased Premises in the agreed condition to Tenant within the described delivery grace period (including any extension thereof by reason of Force Majeure or the actions or inactions of Tenant), then Tenant's sole remedy shall be to terminate this Lease, and in no event shall Landlord be liable in damages to Tenant for such delay. Tenant may not terminate this Lease at any time after the date Landlord notifies Tenant that the Leased Premises are available for delivery to Tenant, unless Landlord's notice is not given in good faith. Notwithstanding the foregoing delivery grace period, Landlord shall provide the Leased Premises to Tenant for early occupancy no later than thirty (30) days in advance of the Lease Commencement Date, subject to Tenant's compliance with all of the terms and conditions of this Lease other than the payment of Base Monthly Rent. At the time Landlord delivers the Leased Premises to Tenant, Landlord shall also deliver to Tenant an executed Bill of Sale in the form attached as Exhibit F and possession of the furniture described therein.

2.5 PERFORMANCE OF IMPROVEMENT WORK; ACCEPTANCE OF POSSESSION. Landlord shall have no obligation to perform any work or make any installations in the Leased Premises, it being agreed that Tenant accepts the Leased Premises in the condition called for in Section 2.4 above; provided that, Landlord agrees to deliver the Building and all Building systems and subsystems serving the Building and Leased Premises in good working condition and in compliance with all Laws of the date the Leased Premises are delivered to Tenant. It is agreed that by occupying the Leased Premises, Tenant formally accepts same and acknowledges that the Leased Premises are in the condition called for hereunder, subject to normal punchlist items specified by Tenant to Landlord in writing within thirty (30) days of such occupancy.

2.6 SURRENDER OF POSSESSION. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Building and shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises, the Building, the Outside Areas and the Property to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant's removal of Tenant's property. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall remove all Specialized Improvements (as defined in the Work Letter) identified by Landlord pursuant to the Work Letter and shall repair all damage to the Leased Premises, the Building and the Property caused by such removal. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface the same. Additionally, to the extent that Landlord shall have notified or is deemed to have notified Tenant in writing at the time the improvements were completed that it desired to have certain improvements made by Tenant or at the request of Tenant removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal. If the Leased Premises, the Building, the Outside Areas and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises, the Building and the Outside Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the lesser of (i) that rate quoted by Wells Fargo Bank, N.T. & S.A. from time to time as its prime rate plus 5% or (ii) the then maximum rate of interest not prohibited or made usurious by law until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within thirty (30) days of Landlord's billing Tenant for same. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.

                                   ARTICLE 3

                    RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1 BASE MONTHLY RENT. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, the amount set forth as "Base Monthly Rent" in
Article 1 (the "Base Monthly Rent").

         3.2 ADDITIONAL RENT. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the "Additional Rent") the following amounts:

         (a) An amount equal to all Property Operating Expenses (as defined in Article 13) incurred by Landlord. Landlord shall deliver to Tenant Landlord's reasonable estimate of any given expense (such as Landlord's Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as

Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent.

         (b) Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

         (c) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

         (d) Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

Notwithstanding the foregoing, Landlord may elect by written notice to Tenant to have Tenant pay Real Property Taxes or any portion thereof directly to the applicable taxing authority, in which case Tenant shall make such payments and deliver satisfactory evidence of payment to Landlord no later than five (5) days before such Real Property Taxes become delinquent.

3.3 YEAR-END ADJUSTMENTS. If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement (the "Statement") setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord's billing of same to Tenant. Within thirty (30) days after receipt of the Statement, Tenant shall have the right to commence an audit, at Tenant's expense, of Landlord's accounts and records relating to the Property Operating Expenses. Such audit shall be conducted by a Big Six certified public accounting firm. Such audit shall be completed within thirty (30) days after Tenant's receipt of Landlord's accounts and records or access has been provided thereto. If such audit reveals that Landlord has overcharged Tenant, the amount overcharged shall be paid to Tenant within thirty (30) days after the audit is concluded. In addition, if the Statement exceeds the actual Property Operating Expenses which should have been charged to Tenant by more than five percent (5%), the costs of the audit shall be paid by Landlord. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

3.4 LATE CHARGE, AND INTEREST ON RENT IN DEFAULT. Tenant acknowledges that the late payment by Tenant of a monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefor, if an installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the "Late Charge Amount," and if any Additional Rent is not received by Landlord when the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 5% of the Additional Rent not so paid; provided however, that once, but only once, in any twelve (12) month period during the Lease Term, Tenant shall not be liable for any Late Charge Amount or other late charge hereunder. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease as provided in Paragraph 12.2 hereof. If any rent remains delinquent for a period in excess of thirty (30) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said tenth day at a rate that is the lesser of (i) that rate quoted by Wells Fargo Bank, N.T. & S.A. from time to time as its prime rate plus 5% or (ii) the then maximum rate of interest not prohibited or made usurious by law until paid.

3.5 PAYMENT OF RENT. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.6 PREPAID RENT. Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as "First Month's Prepaid Rent" as prepayment of rent for credit against the first payment of Base Monthly Rent due hereunder.

3.7  SECURITY DEPOSIT.

          (a) Tenant shall deposit with Landlord, no later than the Lease Commencement Date, the amount set forth in Article 1 as the "Security Deposit" as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. As part of the Security Deposit, Tenant shall deliver to Landlord a clean, unconditional, irrevocable, transferable letter of credit in the amount of $2,000,000 (the "Letter of Credit") in form and issued by a financial institution ("Issuer") satisfactory to Landlord in its sole discretion, substantially in the form attached as Exhibit E. The Letter of Credit shall permit partial draws, and provide that draws thereunder will be honored upon receipt by Issuer of a written statement signed by Landlord or its authorized agent stating that Landlord is entitled to draw down on the Letter of Credit pursuant to the terms of the Lease. The Letter of Credit shall have an expiration period of one (1) year but shall automatically renew by its terms unless affirmatively cancelled by either Issuer or Tenant, in which case Issuer must provide Landlord 30 days' prior written notice of such expiration or cancellation. Any amount drawn under the Letter of Credit shall be held or used by Landlord in accordance with this Section 3.7. If the amount of the Letter of Credit is reduced in accordance with the terms of this Lease, Tenant shall have the right to replace the existing Letter of Credit with another Letter of Credit at the reduced amount. If the Tenant fails to renew or replace the Letter of Credit as required under this Lease at least thirty (30) days before its stated expiration date, Landlord, after seven (7) days prior written notice to Tenant, may draw upon the entire amount of the Letter of Credit, provided however that no notice shall be required after the date seven (7) days prior to the stated expiration date.

          (b) In the event (i) Tenant reports net profits for eight (8) consecutive quarters (as shown on its quarterly financial statements prepared in accordance with generally accepted accounting principles), (ii) Tenant has achieved a market capitalization of $500,000,000 for four (4) consecutive quarters (based on the closing stock price at the end of each fiscal quarter) and (iii) provided that Tenant is not then in default or would be in default with the passage of time or notice or both, upon Tenant's written request to Landlord (which request shall include supporting documentation), the Letter of Credit shall be returned to Tenant.

          (c) Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. If Tenant fails to promptly restore the Security Deposit and if Tenant shall have paid to Landlord any sums as "Last Month's Prepaid Rent," Landlord may, in addition to any other remedy Landlord may have under this Lease, reduce the amount of Tenant's Last Month's Prepaid Rent by transferring all or portions of such Last Month's Prepaid Rent to Tenant's Security Deposit until such Security Deposit is restored to the amount set forth in Article 1. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from Landlord's general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of ninety (90) days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen's billings therefor, and prepare a final accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

                                    ARTICLE 4

                     USE OF LEASED PREMISES AND OUTSIDE AREA

4.1 PERMITTED USE. Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Tenant shall have the right to vacate the Leased Premises at any time during the Term of this Lease, provided Tenant maintains the Leased Premises in the same condition as if fully occupied and as otherwise required by the terms of this Lease.

4.2 GENERAL LIMITATIONS ON USE. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building, or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Except as set forth in Paragraph 4.14, Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

4.3 NOISE AND EMISSIONS. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant's use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4 TRASH DISPOSAL. Tenant shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property. Tenant shall keep the Leased Premises and the Outside Areas in a clean, safe and neat condition free and clear of all of Tenant's trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.5 PARKING. Tenant shall have the non-exclusive use of the number of parking spaces set forth in Article 1 of this Lease. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, storage vehicles, inoperative vehicles, containers or equipment in the Outside Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not materially increase Tenant's obligations under the Lease or materially negatively impact Tenant's use of the Leased Premises for operation of its business therein.

4.6 SIGNS. Except for business identification signs permitted by this Paragraph 4.6, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises. So long as Tenant is the sole tenant of the Building, Tenant shall the right to business identification signage for the entire Building, provided that Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any business identification sign until Landlord shall have approved in writing and in its reasonable discretion the location, size, content, design, method of attachment and material to be used in the making of such sign. Any sign, once approved by Landlord, shall be installed in compliance with all requirements of the City of San Jose and at Tenant's sole cost and expense and only in strict compliance with Landlord's approval, using a person approved by Landlord to install same. Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside

Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall remove all of Tenant's signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord's reasonable satisfaction, upon the termination of this Lease. Tenant shall, in addition to the signage rights granted above, have the nonexclusive right to have its name displayed on a monument sign located in front of the Building and an illuminated business identification sign on the exterior of the Building (the "Monument Signs"). Tenant's right to maintain its name on the Monument Signs shall be subject to the following requirements: (a) all expenses in connection with the construction, installation, and maintenance of Tenant's Monument Signs shall be paid by Tenant; (b) the design, size, location, materials, colors, and lighting of the Monument Signs shall be approved, in advance and in writing, by Landlord where such approval shall not be unreasonably withheld provided that Tenant's Monument Signs are (1) consistent with Landlord's signage program as determined by Landlord in its sole discretion and (2) does not unreasonably interfere with the rights of other tenants of the Building; (c) Tenant must obtain all applicable permits and authorizations by all necessary governmental authorities before beginning to install the Monument Signs (Landlord agrees to cooperate with Tenant's efforts to obtain approval from the City of San Jose for the installation of the Monument Signs); (d) Tenant pays to Landlord, from time to time and within ten (10) days after receipt of written demand, all expenses incurred by Landlord attributable to the insurance, lighting (if applicable), maintenance, and repair of the Monument Signs during the period of time that Tenant's name is on the Monument Signs and (e) on the termination or earlier expiration of the Lease Term, Tenant shall, at its sole cost and expense, remove the Monument Signs, repair any damage caused by the removal of the Monument Sign and restore the land or exterior of the Building where the Monument Signs were located to the condition that existed before the installation of the Monument Signs. Tenant's monument signage rights under this Paragraph 4.6 may not be assigned to any assignee of this Lease or to any subtenant.

4.7 COMPLIANCE WITH LAWS AND PRIVATE RESTRICTIONS. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to so abide, observe, or comply. Tenant's obligations hereunder shall survive the expiration or sooner termination of this Lease.

4.8 COMPLIANCE WITH INSURANCE REQUIREMENTS. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.9 LANDLORD'S RIGHT TO ENTER. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant's reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant's obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased premises during normal business hours (or as otherwise agreed), subject to Tenant's reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Outside Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least thirty days' prior written notice of any work to be performed on the Leased Premises); and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.

4.10 USE OF OUTSIDE AREAS. Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Landlord reserves the right to grant easements and access rights to others for use of the Outside Areas provided that such easements and access rights do not substantially diminish Tenant's rights to use the Outside Areas.

4.11 ENVIRONMENTAL PROTECTION. Tenant's obligations under this Section 4.11 shall survive the expiration or termination of this Lease.

         (a) As used herein, the term "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section 9601 ET SEQ., (b) Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 ET SEQ., (c) Federal Water Pollution Control Act ("FSPCA"), 33 U.S.C.
Section 1251 ET SEQ., (d) Clean Air Act ("CAA"), 42 U.S.C. Section 7401 ET SEQ., (e) Toxic Substances Control Act ("TSCA"), 14 U.S.C. Section 2601 ET SEQ., (f) Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act ("California Superfund"), Cal. Health & Safety Code Section 25300 ET SEQ.,
(h) California Hazardous Waste Control Act, Cal. Health & Safety code Section 25100 ET SEQ., (i) Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code Section 13000 ET SEQ., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes Section 25220 ET SEQ., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety code Section 25249.5 ET SEQ., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code Section 25280 ET SEQ., (m) Air Resources Law, Cal. Health & Safety Code Section 39000 ET SEQ., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof,
(iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives,
(vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

         (b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; PROVIDED, HOWEVER, that Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials
(i) existing as of the date the Leased Premises are delivered to Tenant unless caused or permitted by Tenant, (ii) that migrate onto the Leased Premises so long as such migration is not caused or permitted by Tenant, or
(iii) brought, stored, handled or used on the Leased Premises by Landlord or its agents. Tenant shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials listed in a Hazardous Materials management plan ("HMMP") which Tenant shall deliver to Landlord upon execution of this Lease and update at least annually with Landlord ("Permitted Materials") which may be used, stored and disposed of provided
(i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant's use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction, in no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's storage, use and/or disposal of Hazardous Materials. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Leased Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant's use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials (other than any Hazardous Materials (i) existing as of the date the Leased Premises are delivered to Tenant unless caused or permitted by Tenant, (ii) that migrate onto the Leased Premises so long as such migration is not caused or permitted by Tenant, or (iii) brought, stored, handled or used on the Leased Premises by Landlord or its agents). Upon receipt of Tenant's written request, Landlord shall, within thirty (30) days, provide copies of any hazardous material audit reports regarding to Property (the "Audit Reports"), to the extent they exist, in its possession to Tenant. Tenant agrees that any Audit Reports provided pursuant to this Paragraph shall remain the property of Landlord and Tenant represents and warrants that it will use commercially reasonable efforts to maintain the confidentiality of any Audit Reports.

          (c) Upon termination or expiration of the Lease, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and shall take all other actions as may be required to complete the closure of the Building and the Property. In addition, prior to vacating the Leased Premises, if in Landlord's reasonable judgment Hazardous Materials have been used in violation of applicable Laws or have been released into the soil or groundwater, Tenant shall undertake and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant's compliance with this Paragraph 4.11.

          (d) At any time prior to expiration of the Lease term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant's reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant's business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant's use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant's option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant's expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees.

          (e) Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage provided that such cooperation does not materially decrease Tenant's rights or increase Tenant's obligations under this Lease. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with the requirements of governmental agencies regulating, or otherwise involved in, the protection of the environment.

4.12 RULES AND REGULATIONS. In the event Ultratech Stepper, Inc. is no longer the sole tenant of the Building, Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property provided that such rules and regulations and/or amendment or additions thereto do not materially increase Tenant's obligations or materially decrease Tenant's rights under this Lease. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

4.13 RESERVATIONS. Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way and dedications not unreasonably interfere with the use of the Leased Premises by Tenant. Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions provided that such documents do not materially increase Tenant's obligations or materially decrease Tenant's rights under this Lease.

4.14 ROOF. Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees rights of access, use and occupancy of the Building roof, and Tenant shall have no right of access, use or occupancy of the Building roof except as permitted herein and except to the extent required in order to enable Tenant to perform Tenant's maintenance and repair obligations pursuant to this Lease. Subject to Tenant's restoration and repair obligations under Paragraph 2.6, Tenant shall have the right to install up to five (5) antennae or satellite dishes for its personal use or supplemental HVAC equipment on the Building roof in an area reasonably designated by Landlord no larger than 30 feet by 30 feet, subject to Landlord's prior written reasonable approval of the plans therefor and subject to all applicable Laws (including any requirements of the City of San Jose). Nothing contained herein shall be deemed to give Tenant the right to assign or sublet the roof rights granted herein and Tenant agrees that, in the event Landlord elects to consent to any such assignment or sublease, Landlord shall be entitled to all rent and other payments made pursuant thereto.

4.15 EXTERIOR GENERATOR AND CONDUITS. Subject to Tenant's restoration and repair obligations under Paragraph 2.6, Tenant shall have the right to install and maintain, at its sole costs and expense, an exterior generator directly adjacent to the Building in a location and with screening approved by Landlord and a __" conduit between the Building and the premises leased by Tenant at 3050 Zanker Road, San Jose, California pursuant to that certain lease between The Equitable Life Assurance Society of the United States and Tenant dated September 10, 1993, as amended from time to time and assigned to Landlord on or about January 29, 1997. Notwithstanding anything to the contrary contained herein, Tenant shall ensure that the installation, maintenance and use of the exterior generator and conduit will not unreasonably interfere with any other tenants of the Project.

                                    ARTICLE 5
                  REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 REPAIR AND MAINTENANCE. Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas, and the Property.

         (a) TENANT'S OBLIGATIONS. Except for repairs or replacements that are necessitated by Landlord or for which Landlord has received reimbursement in full, Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps and all heating, ventilating and air conditioning equipment, and (vi) all entranceways to the Leased Premises. Tenant, if requested to do so by Landlord, shall hire, at Tenant's sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as Additional Rent, the cost thereof. Tenant, if requested to do so by Landlord, shall hire, at Tenant's sole cost and expense, a licensed roofing contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance of the roof membrane of the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections and maintenance of the roof membrane and charge to Tenant, as Additional Rent, the cost thereof. Tenant shall, at all times during the Lease Term, keep in a clean and safe condition the Outside Areas. Tenant shall regularly and periodically sweep and clean the driveways and parking areas. Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality. Landlord shall assign all warranties and service contracts applicable to the Leased Premises and not applicable other property owned by Landlord, to the extent allowed by such warranties and service contracts.

         (b) LANDLORD'S OBLIGATION. Landlord shall, at its sole cost and expense, at all times during the Lease Term, maintain and repair the foundation, the roof structure and the load-bearing and exterior walls of the Building (excluding exterior painting). Landlord shall repair and maintain the roof membrane of the Building as needed and charge to Tenant, as part of Property Maintenance Costs, the costs incurred by Landlord in performing such maintenance and/or making such repairs.

5.2 UTILITIES. Tenant shall arrange at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed. Landlord shall maintain the water meter(s) in its own name; provided, however, that if at any time during the Lease Term Landlord shall require Tenant to put the water service in Tenant's name, Tenant shall do so at Tenant's sole cost. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant's needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant's needs. Tenant shall pay


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


all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord's or Tenant's name.

5.3 SECURITY. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant's property or Tenant's employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

5.4 ENERGY AND RESOURCE CONSUMPTION. Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property provided that such cooperation does not materially decrease Tenant's rights or materially increase Tenant's costs hereunder. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems with the Property and/or (ii) in order to comply with the requirements of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

5.5 LIMITATION OF LANDLORD'S LIABILITY. Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant's property or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord's failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the protection of Tenant's property or Tenant's employees, invitees, agents or contractors, or (ii) Landlord's failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord's sole active negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

                                    ARTICLE 6
                          ALTERATIONS AND IMPROVEMENTS

6.1 BY TENANT. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may be withheld in Landlord's reasonable discretion. Landlord's approval shall be deemed given if not denied by Landlord in a written notice to Tenant delivered within five (5) business days following receipt of Tenant's written request. Tenant's written request shall also contain a request for Landlord to elect whether or not it will require Tenant to remove the subject alterations, modifications or improvements at the expiration or earlier termination of this Lease. If such additional request is not included, Landlord may make such election at the expiration or earlier termination of this Lease (and for purposes of Tenant's removal obligations set forth in Section 2.6 above, Landlord shall be deemed to have made the election at the time the alterations, modifications or improvements were completed). All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense (including all permit fees and governmental charges related thereto), using a licensed contractor reasonably approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five
(5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modification, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises. As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. Notwithstanding the foregoing, Tenant, without Landlord's prior written consent, shall be permitted to make non-structural alterations to the Building, provided that: (a) such alterations do not exceed $20,000 individually, (b) Tenant shall timely provide Landlord the notice no less than ten (10) days prior to commencing such alterations , (c) Tenant shall notify Landlord in writing within thirty (30)


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days of completion of the alteration and deliver to Landlord a set of the plans and specifications therefor, either "as built" or marked to show construction changes made, and (d) Tenant shall, upon Landlord's request, remove the alteration at the termination of the Lease and restore the Leased Premises to their condition prior to such alteration.

6.2 OWNERSHIP OF IMPROVEMENTS. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) or at Tenant's sole cost and expense, which shall not include any made within the Tenant Improvement Allowance, shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease and Tenant shall be entitled to retain all tax benefits arising out of such modifications, alterations and improvements. Tenant hereby covenants and agrees not to grant a security interest in any modifications, alterations and improvements to any party other than Landlord. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord's expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant. Notwithstanding anything to the contrary contained herein, all modifications, alterations and improvements made prior to the Lease Commencement Date and at Landlord's expense, including those made with the Tenant Improvement Allowance, shall be the property of Landlord.

6.3 ALTERATIONS REQUIRED BY LAW. Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the greater of (a) 12%, or (b) the sum of that rate quoted by Wells Fargo Bank, N.T. & S.A. from time to time as its prime rate, plus two percent (2%) ("Wells Prime Plus Two") (but in no event more than the maximum rate of interest not prohibited or made usurious), shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

6.4 LIENS. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant's interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten (10) days after the same has been recorded. Tenant's failure to do so shall be conclusively deemed a material default under the terms of this Lease.

                                    ARTICLE 7
                       ASSIGNMENT AND SUBLETTING BY TENANT

7.1 BY TENANT. Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent which shall not be unreasonably withheld. Any attempted subletting or assignment without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant's interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

         (a) the proposed assignee or sublessee is a governmental agency;


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         (b) in Landlord's reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy by other than for a Permitted Use (unless such use is permitted in other buildings of the Project), would entail any alterations which would lessen the value of the leasehold improvements in the Leased Premises, or would require increased services by Landlord;

         (c) the proposed assignee or sublessee (or any of its affiliates) has been in material default under a lease, has been in litigation with a previous landlord, or in the ten years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

         (d) Landlord has experienced a previous uncured default by or is in litigation with the proposed assignee or sublessee;

         (e) in Landlord's reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

         (f) the use of the Leased Premises by the proposed assignee or sublessee will violate any applicable law, ordinance or regulation;

         (g) the proposed assignee or sublessee is, as of the date of this Lease, a tenant in the Building;

         (h) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7; or

         (i) Tenant is in default of any obligation of Tenant under this Lease (beyond any applicable notice and cure periods), or Tenant has defaulted under this Lease on three or more occasions during the twelve (12) months preceding the date that Tenant shall request consent.

7.2 MERGER, REORGANIZATION, OR SALE OF ASSETS. Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease. Upon Landlord's request from time to time, Tenant shall promptly provide Landlord with a statement certified by the Tenant's chief financial officer, which shall provide the following information: (a) the names of all of Tenant's shareholders and their ownership interests at the time thereof, provided Tenant's shares are not publicly traded; (b) the state in which Tenant is incorporated; (c) the location of Tenant's principal place of business; (d) information regarding a material change in the corporate structure of Tenant, including, without limitation, a merger or consolidation; and (e) any other information regarding Tenant's ownership that Landlord reasonably requests. Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent, sublet the Leased Premises or assign this Lease to (individually, a "Permitted Assignee," collectively, "Permitted Assignees"): (i) a subsidiary, affiliate, division, corporation or joint venture controlling, controlled by or under common control with Tenant; or
(ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action.

7.3 LANDLORD'S ELECTION. If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least fifteen (15) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the property assignee's or sublessee's intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused, or (iii) terminate this Lease as to the portion (including all) of the Leased Premises that is the subject of the proposed assignment or subletting (the "Recapture Right"). Notwithstanding anything to the contrary contained herein, Landlord shall not exercise its Recapture Right if (i) Tenant proposes to assign or sublet less than sixty-five percent (65%) of the Leased Premises for sixty-five percent (65%) or less of the remaining Lease Term or (ii) Tenant proposes to assign or sublet more than sixty-five percent (65%) of the Leased Premises for sixty-five percent (65%) or more of the remaining Lease Term PROVIDED that the full amount of the Letter of Credit be maintained and/or reinstated by Tenant


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


throughout the duration of the proposed assignment or sublease. In the event Landlord refuses to consent to such requested assignment or subletting and does not elect to terminate this Lease, then Landlord shall provide Tenant a detailed written statement indicating its reason(s) for refusing to consent to the proposed assignment or sublease. During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. In the event Tenant fails to provide all such information, Landlord's refusal to consent to the assignment or sublease on the grounds that it was not supplied enough information shall be deemed reasonable.

7.4 CONDITIONS TO LANDLORD'S CONSENT. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:

         (a) Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

         (b) Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased unless such obligations are expressly retained by Tenant.

         (c) Tenant shall reimburse to Landlord within thirty (30) days all reasonable costs and reasonable attorneys' fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment.

         (d) Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

         (e) Tenant having paid to Landlord fifty percent (50%) of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows, following receipt of Landlord's consent:

           (i) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

           (ii) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, Tenant and Tenant's assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

           (iii) If Tenant subleases the Leased Premises, that Tenant and Tenant's sublessee jointly agree to pay to Landlord fifty percent (50%) of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.

7.5 ASSIGNMENT CONSIDERATION AND EXCESS RENTALS DEFINED. For purposes of this Article, including any amendment to this Article by way of addendum or other writing, the term "assignment consideration" shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit as consideration for such assignment, after deduction for reasonable leasing commissions and reasonable legal fees paid by Tenant in connection with such assignment but without deductions for any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, and other consultants' fees) incurred by Tenant in connection with such assignment, and the term "excess rentals" shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit for the sublease of all or any portion of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the portion so subleased for the same period, after deduction for reasonable leasing commissions and reasonable legal fees paid by Tenant in connection with such assignment but without deductions for any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, and other consultants' fees) incurred by Tenant in connection with such sublease. Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.


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7.6 PAYMENTS. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7 GOOD FAITH. The rights granted to Tenant by this Article are granted in consideration of Tenant's express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant's personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant has breached this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.8 EFFECT OF LANDLORD'S CONSENT. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

                                    ARTICLE 8
                LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

8.1 LIMITATION ON LANDLORD'S LIABILITY AND RELEASE. Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, and consultants from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant's agents, employees, contractors or invitees, any damage to Tenant's property, or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises, (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord's gross negligence, willful misconduct, or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in
Section 1542 of the California Civil Code which reads as follows:

                "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall defend with competent counsel reasonably satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from Tenant's use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant's activities in or about the Leased Premises, the


                                                                              69
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Building, the Outside Areas or the Property, and Tenant shall indemnify and hold
Landlord, Landlord's partners, principals, members, employees, agents and contractors harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the active negligence or willful misconduct of Landlord. This indemnity agreement shall survive the expiration or sooner termination of this Lease.

                                    ARTICLE 9
                                    INSURANCE

9.1 TENANT'S INSURANCE. Tenant shall maintain insurance complying with all of the following:

         (a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

           (i) Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant's activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant's Required Liability Coverage (as set forth in Article 1), which insurance shall contain "blanket contractual liability" and "broad form property damage" endorsements insuring Tenant's performance of Tenant's obligations to indemnify Landlord as contained in this Lease.

           (ii) Fire and property damage insurance in so-called "fire and extended coverage" form insuring Tenant against loss from physical damage to Tenant's personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

           (iii) Business income/extra expense insurance sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than twelve (12) months;

           (iv) Plate glass insurance, at actual replacement cost;

           (v) Boiler and machinery insurance, to limits sufficient to restore the Building;

           (vi) Workers' compensation insurance (statutory coverage) with employer's liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and

           (vii) With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers' compensation (to be carried by Tenant's contractor), in an amount and with coverage reasonably satisfactory to Landlord.

         (b) Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraph (a)(vi) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord with Best's ratings of at least A and XI; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vi) shall contain a so-called "severability" or "cross liability" endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty
(30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, officers, employees, agents and contractors.

         (c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy


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any and all insurance policies required to be carried by Tenant pursuant to this
Article. If Landlord's Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord's Lender, insurance broker, advisor or counsel reasonably deems adequate.

9.2 LANDLORD'S INSURANCE. With respect to insurance maintained by Landlord:

     (a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called "fire and extended coverage" form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord's election but without any requirements on Landlord's behalf to do so, (i) may be written in so-called "all risk" form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

         (b) Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Five Million Dollars ($5,000,000). Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

         (c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent in carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3 MUTUAL WAIVER OF SUBROGATION. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; PROVIDED, HOWEVER, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby. Landlord shall use commercially reasonable efforts to obtain such waiver provided such waiver is available from an insurance carrier comparable to Landlord's current carrier and offers comparable coverage, and provided Tenant pays any additional cost to obtain such coverage.

                                   ARTICLE 10
                            DAMAGE TO LEASED PREMISES

10.1 LANDLORD'S DUTY TO RESTORE. If the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord's obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore any alterations, modifications or improvements made by Tenant to the Leased Premises or any of Tenant's personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant's personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction.

10.2 INSURANCE PROCEEDS. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph
10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of


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Landlord, and the remainder of such proceeds (including proceeds for any alterations Landlord has required Tenant to remove at the end of the Lease Term) shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. The determination of Landlord's property and Tenant's property shall be made pursuant to Paragraph 6.2.

10.3 LANDLORD'S RIGHT TO TERMINATE. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

         (a) The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an "insured peril") to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) fifty percent of the then actual replacement cost thereof;

         (b) The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease and for which Landlord does not in fact maintain insurance.

         (c) The Building is damaged by any peril and, because of the laws then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

10.4 TENANT'S RIGHT TO TERMINATE. If the Leased Premises, the Building or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

         (a) If the time estimated to substantially complete the restoration exceeds nine (9) months from and after the date the architect's or construction consultant's written opinion is delivered; or

         (b) If the damage occurred within twelve months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred eighty (180) days from and after the date the damage or destruction occurred.

10.5 TENANT'S WAIVER. Landlord and Tenant agree that the provisions of Paragraph
10.4 above, captioned "Tenant's Right To Terminate", are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6 ABATEMENT OF RENT. In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion in the degree to which Tenant's use of the Leased Premises is impaired by such damage.

                                   ARTICLE 11
                                  CONDEMNATION

11.1 TENANT'S RIGHT TO TERMINATE. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2 LANDLORD'S RIGHT TO TERMINATE. Except as otherwise provided in Paragraph
11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains


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


cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, or (iii) because of the laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3 RESTORATION. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by laws then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4 TEMPORARY TAKING. If a portion of the Leased Premises is temporarily taken for a period of nine (9) months or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5 DIVISION OF CONDEMNATION AWARD. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; PROVIDED, HOWEVER, that Tenant shall be entitled to receive any portion of the award that is made specifically
(i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6 ABATEMENT OF RENT. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7 TAKING DEFINED. The term "taking" or "taken" as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

                                   ARTICLE 12
                              DEFAULT AND REMEDIES

12.1 EVENTS OF TENANT'S DEFAULT. Tenant shall be in default of its obligations under this Lease if any of the following events occur:

         (a) Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; or

         (b) Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease; or

         (c) Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same or within such longer period as is reasonably required in the event such default is curable but not within such thirty (30) day period, PROVIDED such cure is promptly commenced within such thirty (30) day period and thereafter is diligently prosecuted to completion; or

         (d) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or

         (e) Tenant shall have abandoned the Leased Premises; or


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


         (f) Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant's (or such Guarantor's) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

         (g) Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

         (h) Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within sixty (60) days after its original entry; or

         (i) Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.

12.2 LANDLORD'S REMEDIES. In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

         (a) Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

         (b) Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim or damages therefor. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this
Lease:

           (i) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

           (ii) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

           (iii) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

           (iv) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 ("lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations"), as in effect on the Effective Date of this Lease.

           (v) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of


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


computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted. Such damages shall include, without limitation:

           (i) The worth at the time of the award of the unpaid rent which had been earned at the time of termination;

           (ii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

           (iii) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker's fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions, (v) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney's fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default.

12.3 LANDLORD'S DEFAULT AND TENANT'S REMEDIES. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; PROVIDED THAT, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord's default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease). Notwithstanding anything to the contrary contained herein, if Tenant provides notice to Landlord of an event or circumstance regarding the structural elements of the Building that Tenant reasonably believes constitutes an emergency and Landlord fails to take action in a commercially reasonable period of time under the circumstances, Tenant may take the minimally required action to abate the emergency. In the event Tenant undertakes such emergency structural repair work, Tenant shall not be entitled to any abatement or off-set of Rent; Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4 LIMITATION OF TENANT'S RECOURSE. If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity, and
(ii) Tenant shall have recourse only to the property of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

         (a) No partner or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

         (b) No service of process shall be made against any partner or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

         (c) No writ of execution will ever be levied against the assets of any partner or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made


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


regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5 TENANT'S WAIVER. Landlord and Tenant agree that the provisions of Paragraph
12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

                                   ARTICLE 13
                               GENERAL PROVISIONS

13.1 TAXES ON TENANT'S PROPERTY. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant's estate in this Lease, Tenant's ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant's use within the Leased Premises or the Outside Areas, Tenant's use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, "Tenant's Interest"). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant's Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least five (5) days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant's behalf and to invoice Tenant for the same. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2 HOLDING OVER. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over. Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Leased Premises. Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

13.3 SUBORDINATION TO MORTGAGES. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten (10) days after Landlord's written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees to recognize Tenant's rights under this Lease and agrees not to disturb Tenant's quiet possession of the Leased Premises so long as Tenant is not in default (beyond any applicable notice and cure periods) under


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


this Lease. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender's security interest which are customarily required by institutional lenders making loans secured by a deed of trust. Landlord agrees that a condition precedent to this Lease shall be obtaining a subordination, non-disturbance agreement and attornment agreement from the existing lender holding a deed of trust on the Property prior to Effective Date of the Lease.

13.4 TENANT'S ATTORNMENT UPON FORECLOSURE. Tenant shall, upon request, attorn
(i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant's rights under this Lease.

13.5 MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor the same opportunity to cure the default.

13.6 ESTOPPEL CERTIFICATE. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate substantially in form attached as Exhibit D, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. Tenant's failure to execute and deliver such estoppel certificate within ten days after Landlord's request therefor shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant's failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

13.7 TENANT'S FINANCIAL INFORMATION. Tenant shall, within ten (10) business days after Landlord's request therefor, deliver to Landlord a copy of Tenant's (and any guarantor's) most current publicly available (so long as Tenant is a publicly traded on a recognized securities exchange) financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) and any such other information reasonably requested by Landlord regarding Tenant's financial condition. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein. Any such financial statement or other information which is marked "confidential" or "company secrets" (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8 TRANSFER BY LANDLORD. Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Property.

13.9 FORCE MAJEURE. The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligations by reason of any strikes, lockouts or labor disputes; government restrictions, regulations, controls, action or inaction; civil commotion; or extraordinary weather, fire or other acts of God.

13.10 NOTICES. Any notice required or permitted to be given under this Lease shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested,
(iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent


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within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

IF TO LANDLORD:                     Montague LLC
                                    c/o Menlo Equities LLC
                                    525 University Avenue
                                    Suite 100
                                    Palo Alto, California  94301
                                    Attention: Henry Bullock/Richard Holmstrom
                                    Facsimile:  (650) 326-9300

with a copy to:                     Cooley Godward LLP
                                    One Maritime Plaza
                                    20th Floor
                                    San Francisco, California  94111
                                    Attention: Paul Churchill
                                    Facsimile:  (415) 951-3699

IF TO TENANT:                       Ultratech Stepper, Inc.
                                    3050 Zanker Road
                                    San Jose, California 95134
                                    Attention: BRUCE WRIGHT
                                               ---------------------
with a copy to:                     DAVE GHOSH
                                    ---------------------
                                    ULTRATECH STEPPER
                                    ---------------------
                                    3050 ZANKER RD
                                    ---------------------
                                    SAN JOSE, CA 95134
                                    ---------------------
                                    Attention:
                                               ---------------------

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.

13.11 ATTORNEYS' FEES. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

13.12 DEFINITIONS. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

         (a) REAL PROPERTY TAXES. The term "Real Property Tax" or "Real Property Taxes" shall each mean Tenant's Building Expense Share of (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all instruments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord's interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord's business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (E.G. water, gas, electricity, sewage or waste water disposal) at the Property, the number of person employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys' fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real

Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord's business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes." Notwithstanding the foregoing, the terms "Real Property Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources.

         (b) LANDLORD'S INSURANCE COSTS. The term "Landlord's Insurance Costs" shall mean Tenant's Project Expense Share of the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss. If any of Landlord's Insurance Costs are partly based upon property unrelated to the Property (e.g., another portion of the Project), then only that part of Landlord's Insurance Costs that is fairly allocable to the Property shall be included in Landlord's Insurance Costs hereunder.

         (c) PROPERTY MAINTENANCE COSTS. The term "Property Maintenance Costs" shall mean Tenant's Project Expense Share of all costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Project and all parts thereof, including without limitation, (i) market rate professional management fees of two and one half percent (2.5%) of all gross income from the Project, (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Project, repairing and resurfacing paved areas, and repairing and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the Building, provided that the cost of any capital improvement shall be amortized over the useful life of such improvement and the amortizing portion of the cost shall be included in Property Maintenance Costs. Notwithstanding the foregoing provisions of this Paragraph 13.12(c), the following are specifically excluded from the definition of Property Maintenance Costs and Tenant shall have no obligation to pay directly or reimburse Landlord for all or any portion of the following except to the extent any of the foregoing are caused by the actions or inactions of Tenant, or result from the failure of Tenant to comply with the terms of the Lease: the costs of repairing and/or replacing the foundation, the roof structure and the load-bearing and exterior walls of the Building; the costs incurred (less costs of recovery) for any repair or replacement to the extent such costs are actually paid by an original manufacturer's, materialmen's or vendors warranty; any depreciation on the Property; costs, including legal fees and space planners' fees, incurred in connection with the original construction or development of the Building, the leasing of the Building, or improving space for other tenants in the Building; costs incurred with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Project or any portion thereof, including brokerage commissions, consultants' fees, attorneys' fees and accountants' fees, closing costs, title insurance premiums, transfer taxes and interest charges; costs for which Landlord is reimbursed by any tenant of the Project or by its insurance carrier or any tenant's carrier; any bad debt loss or reserves for bad debts loss provided such bad debt loss is not caused by Tenant; costs, fines or penalties incurred due to violation by Landlord or any governmental rule or authority except to the extent such compliance is assumed by Tenant pursuant to the terms of this Lease; any costs, fees or penalties incurred in connection with disputes with other tenants; expenses directly resulting from the gross negligence of Landlord, its agents, servants or employees, costs arising from Landlord's charitable or political contributions and any wages, salaries or other compensation paid to any executive employees above the grade of property manager or engineer. Notwithstanding the foregoing provisions of this Paragraph 13.12(c), the following are specifically excluded from the definition of Property Maintenance Costs and Tenant shall have no obligation to pay directly or reimburse Landlord for all or any portion of the following except to the extent any of the foregoing are caused by the actions or inactions of Tenant, or result from the failure of Tenant to comply with the terms of the Lease: (a) costs associated with any monitoring, removal, remediation or otherwise related to any Hazard Materials existing on the Leased Premises prior to the Lease Commencement Date, or (2) costs to repair any damage caused by the gross negligence or willful misconduct of Landlord or its agents. If any of the Property Maintenance Costs are partly based upon property unrelated to the Property (e.g., another portion of the Project), then only that part of Property Maintenance Costs that is fairly allocable to the Property shall be included in the definition of Property Maintenance Costs hereunder.

         (d) PROPERTY OPERATING EXPENSES. The term "Property Operating Expenses" shall mean and include all Real Property Taxes, plus all Landlord's Insurance Costs, plus all Property Maintenance Costs.

         (e) LAW. The term "Law" shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

         (f) LENDER. The term "Lender" shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

         (g) PRIVATE RESTRICTIONS. The term "Private Restrictions" shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Outside Areas.

         (h) RENT. The term "Rent" shall mean collectively Base Monthly Rent and all Additional Rent.

13.13 GENERAL WAIVERS. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14 MISCELLANEOUS. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms "must," "shall," "will," and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord's consent is required hereunder, the consent of any Lender shall also be required. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

                                   ARTICLE 14
                               CORPORATE AUTHORITY
                          BROKERS AND ENTIRE AGREEMENT

14.1 CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of such corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. Tenant shall, within five (5) days after execution of this Lease, deliver to Landlord a certified copy of Tenant's organizational documents indicating that Tenant has the corporate authority to lease property without first obtaining the written authorization of its Board of Directors. In the event Tenant fails to deliver such documents within such five (5) day period, Tenant shall, within five (5) days, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease and if Tenant fails to do so, Landlord at its sole election may elect to terminate this Lease.

14.2 BROKERAGE COMMISSIONS. Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant's agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder's fee by reason of its leasing the Leased Premises pursuant to this Lease.

14.3 ENTIRE AGREEMENT. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4 LANDLORD'S REPRESENTATIONS. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant's business, or (iii) the exact square footage of the Leased Premises, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any Exhibit attached hereto. Notwithstanding the foregoing, Landlord represents that to the best of Landlord's knowledge, as of the Lease Commencement Date, the Leased Premises will comply with current ADA regulations and Title 24 provisions.

                                   ARTICLE 15
                                OPTIONS TO EXTEND

15.1 So long as Ultratech Stepper, Inc. (or a Permitted Assignee) is the Tenant hereunder and occupies sixty five percent (65%) or more of the Leased Premises (PROVIDED if Ultratech Stepper, Inc. (or a Permitted Assignee) does not occupy the entirety of the Leased Premises, the full amount of the Letter of Credit must be maintained and/or reinstated by Tenant throughout the duration of the applicable Extension Period), and subject to the condition set forth in clause
(b) below, Tenant shall have two options to extend the term of this Lease with respect to the entirety of the Leased Premises, the first for a period of five
(5) years from the expiration of the tenth year of the Lease Term (the "First Extension Period"), and the second (the "Second Extension Period") for a period of five (5) years from the expiration of the First Extension Period, subject to the following conditions:

         (a) Each option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than twelve (12) months nor less than nine (9) months prior to the expiration of the tenth year of the Lease Term or the expiration of the First Extension Period, as applicable;

         (b) Anything herein to the contrary notwithstanding, if Tenant is in default beyond any applicable cure periods under any of the terms, covenants or conditions of this Lease, either at the time Tenant exercises either extension option or on the commencement date of the First Extension Period or the Second Extension Period, as applicable, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate such option(s) to extend upon notice to Tenant.

15.2 In the event the applicable option is exercised in a timely fashion, the Lease shall be extended for the term of the applicable extension period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for each extension period shall be the "Fair Market Rent" for the Leased Premises, increased as set forth below. For purposes hereof, "Fair Market Rent" shall mean, collectively, the Base Monthly Rent and any annual increases determined pursuant to the process described below.

15.3 Within thirty (30) days after receipt of Tenant's notice of exercise, Landlord shall notify Tenant in writing of Landlord's estimate of the Base Monthly Rent for the applicable extension period, based on the provisions of Paragraph 15.2 above. Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord's statement of Base Monthly Rent as the Base Monthly Rent for the applicable extension period; or (ii) elect to arbitrate Landlord's estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Tenant to require arbitration of Fair Market Rent within such 30-day period shall constitute acceptance of the Base Monthly Rent for the applicable extension period as calculated by Landlord. If Tenant elects arbitration, the arbitration shall be concluded within ninety (90) days after the date of Tenant's election, subject to extension for an additional 30-day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent at the rate calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

15.4 In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City of San Jose in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

         (a) Tenant shall make demand for arbitration in writing within thirty
(30) days after service of Landlord's determination of Fair Market Rent given under Paragraph 15.3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of similar industrial, research and development, or office space in the Silicon Valley area who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

         (b) In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed determine the Fair Market Rent. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15-day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a). In the event they are unable to agree upon such appointment within seven days after expiration of such 15-day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the County of Santa Clara, acting in his private and not in his official capacity, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

         (c) Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within 15 days of the appointment of the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

         (d) In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

         (e) The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

                                   ARTICLE 16
                                TELEPHONE SERVICE

Notwithstanding any other provision of this Lease to the contrary:

         (a) So long as the entirety of the Building is leased to Tenant:

           (i) Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises; and

           (ii) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant's telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the grossly negligent or willful act or omission by Landlord, its agents or employees. Tenant accepts the telephone equipment (including, without limitation, the INC, as defined below) in its "AS-IS" condition, and Tenant shall be solely responsible for contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises for any reason. Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.

         (b) At such time as the entirety of the Building is no longer leased to Tenant, Landlord shall in its sole discretion have the right, by written notice to Tenant, to elect to assume limited responsibility for INC, as provided below, and upon such assumption of responsibility by Landlord, this subparagraph (b) shall apply prospectively.

           (i) Landlord shall provide Tenant access to such quantity of pairs in the Building intra-building network cable ("INC") as is determined to be available by Landlord in its reasonable discretion. Tenant's access to the INC shall be solely by arrangements made by Tenant, as Tenant may elect, directly with Pacific Bell or Landlord (or such vendor as Landlord may designate), and Tenant shall pay all reasonable charges as may be imposed in connection therewith. Pacific Bell's charges shall be deemed to be reasonable. Subject to the foregoing, Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises, except as required by law.

           (ii) Tenant shall not alter, modify, add to or disturb any telephone wiring in the Leased Premises or elsewhere in the Building without the Landlord's prior written consent. Tenant shall be liable to Landlord for any damage to the telephone wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, contractor or other agent of Tenant. Tenant shall have reasonable access to the telephone closets within the Building provided such access is in compliance with the procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone service to the Leased Premises.

           (iii) All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring in the Building shall be a Property Maintenance Cost.

           (iv) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant's telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the grossly negligent or willful act or omission by Landlord, its agents or employees. Tenant acknowledges that Landlord meets its duty of care to Tenant with respect to the Building INC by contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Subject to the foregoing, Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises for any reason. Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.


IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

LANDLORD:

MONTAGUE LLC, a California limited liability company

                      By:  Montague Park Corporation, a California corporation

   Date: 11/12/99                  /s/ HENRY D. BULLOCK
         --------     ------------------------------------------
                                      Henry D. Bullock
                                         President

TENANT:

ULTRATECH STEPPER, INC., a Delaware corporation


   Dated:     22 NOV 99               By:     /s/ BRUCE R. WRIGHT
         -------------------             -----------------------------
                                      Title:  CHIEF FINANCIAL OFFICER
                                            --------------------------

   Dated:   11/22/99                  By:    /s/ DANIEL H. BERRY
         -------------------             -----------------------------
                                      Title:    PRESIDENT
                                            --------------------------


                                    EXHIBIT A

                                     PROJECT

                                    EXHIBIT B

                                    SITE PLAN

                                (to be attached)

                                    EXHIBIT C

                                   WORK LETTER


THIS WORK LETTER, dated November ___, 1999, is entered into by and MONTAGUE LLC, a California limited liability company ("Landlord") and ULTRATECH STEPPER, INC., a Delaware corporation ("Tenant"). On or about the date hereof, Landlord and Tenant entered into that certain Lease (the "Lease") for the Premises, as defined in the Lease. This Work Letter sets forth the agreement of Landlord and Tenant with respect to the improvements to be constructed in the Premises. In the event of any inconsistency between the terms of this Work Letter and the terms of the Lease, the terms of the Lease shall control. All defined terms used herein shall have the meanings set forth in the Lease, unless otherwise defined in this Work Letter.

1. IMPROVEMENT WORK. Tenant shall construct, furnish or install all improvements, equipment or fixtures, that are necessary for Tenant's use and occupancy of the Premises, including, but not limited to, supplemental HVAC equipment in the plenum and the Building roof, an exterior generator, directional signage and a conduit between the Building and the building at 3050 Zanker Road (the "Improvement Work"). Tenant shall also be responsible for the cost of any alterations to the Building required as a result of the Improvement Work. The Improvement Work shall be in conformity with drawings and specifications submitted to and approved by Landlord (as set forth below) and shall be performed in accordance with the following provisions:

         (a) Tenant shall prepare and submit to Landlord for its approval (which approval shall not be unreasonably withheld) two sets of fully dimensioned scale drawings (suitable for submission with a building permit application) for the Improvement Work (including plans, elevations, critical sections and details) and a specification of Tenant's utility requirements. Tenant shall cause all drawings and specifications for the Improvement Work to be prepared by licensed architects and where appropriate, mechanical, electrical and structural engineers.

         (b) Within five (5) business days after receipt of Tenant's drawings Landlord shall return one set of prints thereof with Landlord's approval and/or suggested modifications noted thereon as well as a list of those items of the Improvement Work which Tenant, notwithstanding anything to the contrary contained in the Lease, shall be required to remove, in accordance with Section
2.6 of the Lease, at the expiration of the Lease (the "Specialized Improvements"). An initial list of the Specialized Improvements (which have been approved by Landlord subject to receipt and approval of the plans and specifications as provided herein) is included on Schedule 1 attached hereto. If Landlord has approved Tenant's drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord. If Landlord has suggested modifications without approving Tenant's drawings Tenant shall prepare and resubmit revised drawings within seven days for consideration by Landlord. All revised drawings shall be submitted, with changes highlighted, to Landlord within seven (7) days following Landlord's return to Tenant of the drawings originally submitted, and Landlord shall approve or disapprove such revised drawings within three (3) business days following receipt of the same.

         (c) Tenant shall obtain all building and other permits necessary in connection with the Improvement Work prior to the commencement of such work. The Improvement Work shall (i) be constructed in compliance with all of the terms and conditions of the Lease and with all applicable laws and regulations, (ii) not involve changes to structural components of the Building nor involve any floor, roof, or wall penetrations unless approved by Landlord, and (iii) not require any material modifications of the Building's mechanical or electrical systems unless approved by Landlord.

         (d) Prior to commencing construction, Tenant shall deliver to Landlord the following:

           (i) The address of Tenant's general contractor, and the names of the primary subcontractors Tenant's contractor intends to engage for the construction of the Improvement Work.

           (ii) The actual commencement date of construction and the estimated date of completion of the work, including fixturization.

           (iii) Evidence of insurance as called for hereinbelow.

           (iv) An executed copy of the applicable building permit for such work.

         (e) After final approval of Tenant's drawings by Landlord, Tenant shall proceed promptly to commence performance of the Improvement Work. Tenant's contractors and subcontractors shall be acceptable to and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, and shall, at Landlord's option, be subject to administrative supervision by Landlord in their use of the Building (at no additional expense to Tenant). Tenant shall furnish to Landlord a copy of the executed contract between Tenant and Tenant's general contractor covering all of Tenant's obligations under this Work Letter. Tenant shall use commercially reasonable efforts to cause such work to be performed in as efficient a manner as is commercially reasonable. Tenant shall immediately, upon demand, repair any damage to the Building caused by Tenant or its contractors during performance of the Improvement Work. Tenant's contractors shall conduct their work and employ labor in such manner as to maintain harmonious labor relations. Tenant's general contractor ("Contractor") shall obtain a builder's risk policy of insurance in an amount and form and issued by a carrier reasonably satisfactory to Landlord, and Tenant's general contractor and subcontractors shall carry worker's compensation insurance for their employees as required by law. The builder's risk policy of insurance shall name Landlord as an additional insured and shall not be cancelable without at least 30 days' prior written notice to Landlord.

         (f) Any changes in the Improvement Work from the final drawings approved by Landlord shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Any deviation in construction from the design specifications and criteria set forth herein or from Tenant's plans and specifications as approved by Landlord shall constitute a default for which Landlord may, within ten (10) days after giving written notice to Tenant, elect to exercise the remedies available in the event of default under the provisions of this Lease, unless such default is cured within such ten (10) day period, or, if the cure reasonably requires more than ten (10) days, unless such default is cured as soon as reasonably practicable but in no event later than thirty (30) days after Landlord's notice to Tenant. Only new materials shall be used in the construction of the Improvement Work, except with the written consent of Landlord.

         (g) Storage of Tenant's contractors' construction materials, tools and equipment shall be confined within the Building, and in no event shall any materials or debris be stored outside of the Building.

         (h) Tenant acknowledges that if it engages an architect, it shall be solely responsible for the actions and omissions of its architects and for any loss, liability, claim, cost, damage or expense suffered by Landlord or any other entity or person as a result of the acts or omissions of its architects or for delays caused by its architects. Landlord's approval of any of Tenant's architects or engineers and of any documents prepared by any of them shall not be for the benefit of Tenant or any third party, and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Tenant's architects or engineers. Tenant shall indemnify and hold harmless Landlord against any and all losses, costs, damages, claims and liabilities arising from the actions or omissions of Tenant's architects and engineers.

         (i) Landlord shall have the right to post in a conspicuous location on the Building or the Premises, as well as record with the County of Santa Clara, a Notice of Nonresponsibility.

         (j) Without limiting the generality of the foregoing, any work to be performed outside of the Building shall be coordinated with Landlord, and shall be subject to reasonable scheduling requirements of Landlord.

         (k) Tenant shall, upon completion of its work, submit to Landlord two
(2) complete sets of plans (one (1) reproducible) and specifications covering all of the Improvement Work, including architectural, electrical, and plumbing, as built.

         Upon full execution of the Lease, Landlord shall provide Tenant with a complete set of base building shell drawings and the site plan for Tenant's review and use in connection with the Improvement Work.

2.       PAYMENT OF COSTS OF THE IMPROVEMENT WORK.

         (a) Landlord shall bear and pay the cost of the Improvement Work up to a maximum of $356,143.50, (the "Improvement Allowance"). The Improvement Allowance shall be utilized only for building improvements to the Building (and Tenant's architect fees), and not for any other personal property, furniture costs, any third party consulting or contracting fees, any telecom/cabling costs, or any other purpose. Tenant shall bear and pay the cost of the Improvement Work in excess of the Improvement Allowance, if any. So long as Tenant manages the construction process, Landlord shall not charge Tenant a construction management fee. Based upon applications for payment prepared, certified and submitted by Tenant, Landlord shall make progress payments from the Improvement Allowance to Tenant in accordance with the provisions of this paragraph 2.

         (b) Not later than the twenty-fifth (25th) day of each month Tenant shall submit applications for payment to Landlord in a form reasonably acceptable to Landlord, certified as correct by an officer of Tenant and by Tenant's architect, for payment of that portion of the cost of the Improvement Work allocable to labor, materials and equipment incorporated in the Building during the period from the first day of the same month projected through the last day of the month. Each application for payment shall set forth such information and shall be accompanied by such supporting documentation as shall be reasonably requested by Landlord, including the following:

           (i) Invoices and canceled checks.

           (ii) Fully executed conditional lien releases in the form prescribed by law from the Contractor and all subcontractors and suppliers furnishing labor or materials during such period and fully executed unconditional lien releases from all such entities covering the prior payment period.

           (iii) Contractor's worksheets showing percentages of completion.

           (iv) Contractor's certification as follows:

         "There are no known mechanics' or materialmen's liens outstanding at the date of this application for payment, all due and payable bills with respect to the Building have been paid to date or shall be paid from the proceeds of this application for payment, and there is no known basis for the filing of any mechanics' or materialmen's liens against the Building or the Property, and, to the best of our knowledge, waivers from all subcontractors are valid and constitute an effective waiver of lien under applicable law to the extent of payments that have been made or shall be made concurrently herewith."

         (c) Tenant shall submit with each application for payment all documents necessary to effect and perfect the transfer of title to the materials or equipment for which application for payment is made.

         (d) On or before the 15th day of the month following submission of the application for payment, Landlord shall pay a share of such payment determined by multiplying the amount of such payment by a fraction, the numerator of which is the the amount of the Improvement Allowance, and the denominator of which is the sum of (i) estimated construction cost of all Improvement Work, and (ii) the estimated cost of all professional services, fees and permits in connection therewith. Tenant shall pay the balance of such payment, provided that at such time as Landlord has paid the entire Improvement Allowance on account of such Improvement Work, all billings shall be paid entirely by Tenant. If upon completion of the Improvement Work and payment in full to the Contractor, the architect and engineer, and payment in full of all fees and permits, the portion of the cost of the Improvement Work, architects' and engineers' fees, permits and fees theretofore paid by Landlord is less than the Improvement Allowance, Landlord shall reimburse Tenant for costs expended by Tenant for Improvement Work up to the amount by which the Improvement Allowance exceeds the portion of such cost theretofore paid by Landlord. Landlord shall have no obligation to advance the Improvement Allowance to the extent it exceeds the total cost of the Improvement Work. In no event shall Landlord have any responsibility for the cost of the Improvement Work in excess of the Improvement Allowance. Landlord shall have no obligation to make any payments to Contractor's material suppliers or subcontractors or to determine whether amounts due them from Contractor in connection with the Improvement Work have, in fact, been paid.

3. EVIDENCE OF COMPLETION OF IMPROVEMENT WORK. Upon the completion of the Improvement Work, Tenant shall:

         (a) Submit to Landlord a detailed breakdown of Tenant's final and total construction costs, together with receipted evidence showing payment thereof, satisfactory to Landlord.

         (b) Submit to Landlord all evidence reasonably available from governmental authorities showing compliance with any and all other laws, orders and regulations of any and all governmental authorities having jurisdiction over the Building, including, without limitation, authorization for physical occupancy of the Building.

         (c) Submit to Landlord the as-built plans and specifications referred to above.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as of the respective dates indicated below.

                     LANDLORD:

                     MONTAGUE LLC, a California limited liability company

                     By: Montague Park Corporation, a California corporation

  Date:   11/12/99      By:              /s/ HENRY D. BULLOCK.
          --------         ---------------------------------------------------
                                            Henry D. Bullock
                                                President


TENANT:

ULTRATECH STEPPER, INC., a Delaware corporation

Dated:     22 NOV 99             By:        /s/ BRUCE R. WRIGHT
      --------------------          ----------------------------------------
                                 Title:   CHIEF FINANCIAL OFFICER
                                       -------------------------------------

Dated:     11/22/99              By:        /s/ DANIEL H. BERRY
      --------------------          ----------------------------------------
                                 Title:          PRESIDENT
                                       -------------------------------------

                            SCHEDULE 1 TO WORK LETTER

                            SPECIALIZED IMPROVEMENTS


-   Clean Room to be constructed on the Leased Premises.

                                    EXHIBIT D

                          FORM OF ESTOPPEL CERTIFICATE

__________________, 19___

___________________________
___________________________
___________________________
___________________________

Re      2880 Junction Avenue
        San Jose, California

Ladies and Gentlemen:

Reference is made to that certain Lease, dated as of _______________, 1999, between MONTAGUE LLC, a California limited liability company ("Landlord"), and the undersigned (herein referred to as the "Lease"). A copy of the Lease [and all amendment thereto] is [are] attached hereto as EXHIBIT A. At the request of Landlord in connection with [State reasons for request for estoppel certificate], the undersigned hereby certifies to Landlord and to [State names of other parties requiring certification] and each of your respective successors and assigns as follows:

        1. The undersigned is the tenant under the Lease.

        2. The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Exhibit A.

        3. There is no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease. The undersigned has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease.

        4. The undersigned is not aware of any default now existing of the undersigned or of Landlord under the Lease, nor of any event which with notice or the passage of time or both would constitute a default of the undersigned or of Landlord under the Lease.

        5. The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord's interest in the Lease.

        6. The monthly rent due under the Lease is $____________ and has been paid through __________________, and all additional rent due and payable under the Lease has been paid through _________________.

        7. The term of the Lease commenced on __________________, and expires on ___________________, unless sooner terminated pursuant to the provisions of the Lease. Landlord has performed all work required by the Lease for the undersigned's initial occupancy of the demised property.

        8. The undersigned has deposited the sum of $____________ with Landlord as security for the performance of its obligations as tenant under the Lease, and no portion of such deposit has been applied by Landlord to any obligation under the Lease.

        9. There is no free rent period pending, nor is Tenant entitled to any Landlord's contribution.

The above certifications are made to Landlord and Lender knowing that Landlord and Lender will rely thereon in accepting an assignment of the Lease.

Very truly yours,

ULTRATECH STEPPER, INC.

By:    ___________________________
Name:  ___________________________
Title: ___________________________

                                    EXHIBIT E

                            FORM OF LETTER OF CREDIT

Date:   ____________________, 1999
Irrevocable Standby Letter of Credit Number:  ____________

Beneficiary:                                 Applicant:
Montague LLC                                 Ultratech Stepper, Inc.
525 University Avenue, Suite 100             __________________________________
Palo Alto, California  94301                 __________________________________
                                             __________________________________
                                             __________________________________
                                             Amount:

                                             USD $2,000,000.00 (TWO MILLION AND
                                             00/100 U.S. DOLLARS)

                                             Expiration:_______________________

We hereby establish our Irrevocable Standby Letter of Credit No. ______________ in your favor for the account of_______________________________________________,
________________________________, on behalf of_________________________________, available for drawings for up to an aggregate amount of U.S. $2,000,000.00 (TWO MILLION AND 00/100 U.S. DOLLARS). This Letter of Credit is available by payment upon your draft drawn at sight on us, submitted at the office of ____________________________________________________________, Attention: Letter
of Credit Services, and expires at our close of business on the expiration date or any automatically extended expiration date as hereinafter set forth.

This Letter of Credit shall expire on ________________________, but such expiration date shall be automatically extended for a period of one (1) year on ______________________ and on each successive expiration date, unless at least sixty (60) days before the current expiration date we notify you by overnight courier that this Letter of Credit is not extended beyond the current expiration date. In the event you are so notified, any unused portion of the Letter of Credit shall be available upon presentation of a sight draft by Montague LLC, within the current expiration date.

We give our undertaking to the Beneficiary that sums drawn under and in compliance with the terms of this Letter of Credit will be duly honored by our bank on presentation of drawings in accordance with the terms of this credit.

This Letter of Credit is transferable by the Beneficiary. Transfer of this Letter of Credit is subject to our consent and receipt of Beneficiary's instructions in the form attached hereto as Exhibit A accompanied by the original Letter of Credit and amendment(s) if any. Cost or expenses of such transfer shall be for the account of the Beneficiary.

This Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 and engages us to the terms herein.

Yours very truly,


Authorized Signature
Letter of Credit Services
(_____) ____________

EXHIBIT A
---------

-------------------------------------
-------------------------------------
-------------------------------------
-------------------------------------
Attention:  Letter of Credit Services

               Re: Irrevocable Letter of Credit No. ______________

Dear Sirs:

The undersigned acknowledges receipt of your advice No. ____________________ of a credit issued in our favor, the terms of which are satisfactory. We now return the original advice of the said credit with all amendments and extensions, if any, and hereby irrevocably transfer the said credit and all amendments and extensions thereof, if any, to:

                  ------------------------------------------
                             [Name of Transferee]

                  ------------------------------------------
                                    [Address]

You are to inform the transferee of this transfer and such transferee shall have sole rights as beneficiary under the credit, including any amendments, extension or increases thereof, without notice to or further assent from us.


Yours very truly,

                          Yours very truly,
                          By:
                             --------------------------------------------------
                          (The above signature with title as stated with that on file with us and is authorized for execution of this instrument.)

                          -----------------------------------------------------
                                                 (Bank)

                                   EXHIBIT F

                                   SCHEDULE 1

     - All video Conference Room furniture and fixtures.

     - All Board Room furniture and fixtures.







                                    EXHIBIT F

                               FORM OF BILL OF SALE

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby expressly acknowledged, MONTAGUE LLC, a California limited liability company ("Landlord"), hereby assigns, transfers and conveys to ULTRATECH STEPPER, INC. ("Tenant"), WITHOUT WARRANTY, EXPRESS OR IMPLIED, all of Seller's right, title and interest in and to that certain personal property described in the attached
SCHEDULE 1.

IN WITNESS WHEREOF, Landlord has executed this Bill of Sale as of _______________, ______.


ARTICLE 1 REFERENCE............................................................1
1.1 References.................................................................1

ARTICLE 2  Leased Premises, Term And Possession................................2
2.1  Demise Of Leased Premises.................................................2
2.2  Right To Use Outside Areas................................................2
2.3  Lease Commencement Date And Lease Term....................................3
2.4  Delivery Of Possession....................................................3
2.5  Performance Of Improvement Work; Acceptance Of Possession.................3
2.6  Surrender Of Possession...................................................3

ARTICLE 3  Rent, Late Charges And Security Deposits............................4
3.1  Base Monthly Rent.........................................................4
3.2  Additional Rent...........................................................4
3.3  Year-End Adjustments......................................................4
3.4  Late Charge, And Interest On Rent In Default..............................4
3.5  Payment Of Rent...........................................................5
3.6  Prepaid Rent..............................................................5
3.7  Security Deposit..........................................................5

ARTICLE 4  Use Of Leased Premises And Outside Area.............................6
4.1  Permitted Use.............................................................6
4.2  General Limitations On Use................................................6
4.3  Noise And Emissions.......................................................6
4.4  Trash Disposal............................................................6
4.5  Parking...................................................................6
4.6  Signs.....................................................................6
4.7  Compliance With Laws And Private Restrictions.............................7
4.8  Compliance With Insurance Requirements....................................7
4.9  Landlord's Right To Enter.................................................7
4.10 Use Of Outside Areas......................................................7
4.11 Environmental Protection..................................................7
4.12 Rules And Regulations.....................................................9
4.13 Reservations..............................................................9
4.14 Roof......................................................................9

ARTICLE 5  Repairs, Maintenance, Services And Utilities........................9
5.1 Repair And Maintenance.....................................................9
(a) Tenant's Obligations.......................................................9
(b) Landlord's Obligation......................................................9
5.2 Utilities.................................................................10
5.3 Security..................................................................10
5.4 Energy And Resource Consumption...........................................10
5.5 Limitation Of Landlord's Liability........................................10

ARTICLE 6  Alterations And Improvements.......................................10
6.1 By Tenant.................................................................10
6.2 Ownership Of Improvements.................................................11
6.3 Alterations Required By Law...............................................11
6.4 Liens.....................................................................11


ARTICLE 7  Assignment And Subletting By Tenant................................11
7.1  By Tenant................................................................11
7.2  Merger, Reorganization, or Sale of Assets................................12
7.3  Landlord's Election......................................................12
7.4  Conditions To Landlord's Consent.........................................12
7.5  Assignment Consideration And Excess Rentals Defined......................13
7.6  Payments.................................................................13
7.7  Good Faith...............................................................13
7.8  Effect Of Landlord's Consent.............................................13

ARTICLE 8  Limitation On Landlord's Liability And Indemnity...................14
8.1  Limitation On Landlord's Liability And Release...........................14
8.2  Tenant's Indemnification Of Landlord.....................................14

ARTICLE 9 Insurance...........................................................14
9.1  Tenant's Insurance.......................................................14
9.2  Landlord's Insurance.....................................................15
9.3  Mutual Waiver Of Subrogation.............................................15

ARTICLE 10  Damage To Leased Premises.........................................16
10.1  Landlord's Duty To Restore..............................................16
10.2  Insurance Proceeds......................................................16
10.3  Landlord's Right To Terminate...........................................16
10.4  Tenant's Right To Terminate.............................................16
10.5  Tenant's Waiver.........................................................16
10.6  Abatement Of Rent.......................................................16

ARTICLE 11 Condemnation.......................................................17
11.1  Tenant's Right To Terminate.............................................17
11.2  Landlord's Right To Terminate...........................................17
11.3  Restoration.............................................................17
11.4  Temporary Taking........................................................17
11.5  Division Of Condemnation Award..........................................17
11.6  Abatement Of Rent.......................................................17
11.7  Taking Defined..........................................................17

ARTICLE 12  Default And Remedies..............................................17
12.1  Events Of Tenant's Default..............................................17
12.2  Landlord's Remedies.....................................................18
12.3  Landlord's Default And Tenant's Remedies................................19
12.4  Limitation Of Tenant's Recourse.........................................19
12.5  Tenant's Waiver.........................................................19

ARTICLE 13  General Provisions................................................19
13.1  Taxes On Tenant's Property..............................................19
13.2  Holding Over............................................................20
13.3  Subordination To Mortgages..............................................20
13.4  Tenant's Attornment Upon Foreclosure....................................20
13.5  Mortgagee Protection....................................................20
13.6  Estoppel Certificate....................................................20
13.7  Tenant's Financial Information..........................................21
13.8  Transfer By Landlord....................................................21
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
13.9  Force Majeure...........................................................21
13.10 Notices.................................................................21
13.11 Attorneys' Fees.........................................................21
13.12 Definitions.............................................................22
(a)  Real Property Taxes......................................................22
(b)  Landlord's Insurance Costs...............................................22
(c)  Property Maintenance Costs...............................................22
(d)  Property Operating Expenses..............................................23
(e)  Law......................................................................23
(f)  Lender...................................................................23
(g)  Private Restrictions.....................................................23
(h)  Rent.....................................................................23
13.13 General Waivers.........................................................23
13.14 Miscellaneous...........................................................23

ARTICLE 14  Corporate Authority Brokers And Entire Agreement..................24
14.1  Corporate Authority.....................................................24
14.2  Brokerage Commissions...................................................24
14.3  Entire Agreement........................................................24
14.4  Landlord's Representations..............................................24

ARTICLE 15  Options To Extend.................................................24

ARTICLE 16  Telephone Service.................................................26
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